For the semi-annual period ended April 30, 2005.
File number 811-09101
Dryden Tax-Managed Funds


                      JennisonDryden Mutual Funds
                      Strategic Partners Mutual Funds

                      Supplement dated January 3, 2005


	The section of the Prospectus entitled ?How to Buy, Sell and Exchange Shares of the Fund ? Payments to Third Parties? is hereby deleted and replaced with the new section set forth below. For Strategic Partners Mutual Funds, Inc. only, the new section set forth below is hereby added:

Payments to Financial Services Firms

The Manager, Distributor or their affiliates have entered into revenue sharing or other similar arrangements with financial services firms, including affiliates of the Manager. These revenue sharing arrangements are intended to promote the sale of Fund shares or to compensate the financial services firms for marketing or marketing support activities in connection with the sale of Fund shares. Revenue sharing payments may be used by financial services firms in a variety of ways, including defraying costs incurred by the firms to educate their registered representatives about the Fund, as well as defraying costs incurred by the firms in providing or facilitating shareholder recordkeeping as well as the servicing or maintenance of shareholder accounts.

In exchange for revenue sharing payments, the Fund may receive placement on a financial service firm?s preferred or recommended
product list.   Financial services firms and registered representatives
participating in a revenue sharing program may receive greater compensation for selling shares of the Fund than for selling other mutual funds , and your individual registered representative may receive some or all of the revenue sharing amounts paid to the firm that employs him or her. Revenue sharing payments may provide an incentive for financial services firms and their registered representatives to recommend or sell shares of the Fund to you and in doing so may create conflicts of interest between the firms? financial interests and their duties to customers. In exchange for revenue sharing payments, the Fund also may receive preferred access to registered representatives of a financial services firm (for example the ability to make presentations in branch offices or at conferences) or preferred access to customers of the financial services firm (for example the ability to advertise to the firm?s customers).

Payments under revenue sharing arrangements are made out the Manager?s or Distributor?s own resources and without additional direct cost to the Fund or its shareholders. Revenue sharing payments may be in addition to the sales charges (including Rule 12b-1 fees) or other amounts paid by the Funds, which are also used to compensate financial services firms and their registered representatives for marketing and distribution of the Funds.

Revenue sharing payments are usually calculated based on a percentage of Fund sales and/or Fund assets attributable to a particular financial services firm. Revenue sharing payments may also be based on other criteria or factors, such as a percentage of a registered representative?s charges applicable to the sale of Fund shares, a networking fee based on the number of accounts at the firm holding shares of the Fund, a periodic flat fee for set-up and maintenance of the Fund on the computer systems of a financial services firm, or a flat fee for marketing services, such as access to registered representatives. Specific payment formulas are negotiated based on a number of factors including, but not limited to, reputation in the industry, ability to attract and retain assets, target markets, customer relationships and scope and quality of services provided. The amount of revenue sharing also may vary based on the class of shares purchased.

No one factor is determinative of the type or amount of additional compensation to be provided. Please contact your financial service provider for details about any revenue sharing payments it may receive.







Listed below are the names of the Funds and the dates of the Prospectuses to which this Supplement relates:

Fund
Name
Prospectus
Date
Strategic
Partners
Style
Specific
Funds
November
22, 2004
Strategic
Partners
Asset
Allocation
Funds
October 1,
2004
Strategic
Partners
Opportunit
y Funds
June 30,
2004
Strategic
Partners
Mutual
Funds, Inc.
March 1,
2004
Strategic
Partners
Equity
Fund, Inc.
February
25, 2004
Strategic
Partners
Real
Estate
Securities
Fund
February
28, 2004
Dryden
California
Municipal
Fund  -
California
Income
Series

- California
Series
October
31, 2004
October
31, 2004
Dryden
Global
Total
Return
Fund, Inc.
March 1,
2004
Dryden
Governme
nt
Securities
Trust ?
Money
Market
Series
February
19, 2004
Dryden
High Yield
Fund, Inc.
February
27, 2004
Dryden
Stock
Index Fund
November
29, 2004
The
Prudential
Investment
Portfolios,
Inc.  ?
Dryden
Active
Allocation
Fund

-  Jennison
Growth
Fund

- Jennison
Equity
Opportunit
y Fund
 -
JennisonD
ryden
Asset
Allocation
        Funds
November
23, 2004
November
23, 2004
November
23, 2004
November
23, 2004
Dryden
Municipal
Bond Fund
? High
Income
Series

- Insured
Series
June 29,
2004
Dryden
Municipal
Series
Fund ?
Florida
Series

- New
Jersey
Series

- New York
Series

-
Pennsylva
nia Series
October
31, 2004
October
31, 2004
October
31, 2004
October
31, 2004
Dryden
National
Municipals
Fund, Inc.
February
27, 2004
Jennison
Natural
Resources
Fund, Inc.
July 28,
2004
Jennison
Sector
Funds

Jennison
Financial
Services
Fund

Jennison
Health
Sciences
Fund

Jennison
Technolog
y Fund

Jennison
Utility Fund

January 2,
2004
January 2,
2004
January 2,
2004
January 2,
2004
Dryden
Short-
Term
Corporate
Bond Fund
April 30,
2004
Dryden
Ultra Short
Bond Fund
April 30,
2004
Jennison
Small
Company
Fund, Inc.
November
30, 2004
Dryden
Small-Cap
Core
Equity
Fund, Inc.
January
30, 2004
Dryden
Large-Cap
Core
Equity
Fund
January
30, 2004
Dryden
Total
Return
Bond
Fund, Inc.
February
27, 2004
Jennison
20/20
Focus
Fund
February
28, 2004
Jennison
U.S.
Emerging
Growth
Fund, Inc.

Jennison
Value
Fund
January
30, 2004
Jennison
Global
Growth
Fund
January
29, 2004
Dryden
Internation
al Equity
Fund
January
29, 2004
Strategic
Partners
Internation
al Value
Fund
January
29, 2004
Nicholas-
Applegate
Growth
Equity
Fund
February
27, 2004
Cash
Accumulati
on Trust -
Liquid
Assets
Fund

- National
Money
Market
Fund
November
24, 2004
November
24, 2004
MoneyMart
Assets,
Inc.
February
27, 2004
Special
Money
Market
Fund, Inc.
September
1, 2004
Dryden
Tax-Free
Money
Fund
March 29,
2004
Dryden
Governme
nt Income
Fund, Inc.
April 30,
2004









SF/21597241.1